United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2015

NorthWest Indiana Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-26128	35-1927981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-4400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of the Corporation held April 24, 2015, the shareholders approved and ratified the NorthWest Indiana Bancorp 2015 Stock Option and Incentive Plan (the “2015 Option Plan”) previously approved by the Corporation’s Board of Directors. A copy of the 2015 Option Plan was filed as Appendix A to the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2015. A copy of the 2015 Option Plan also is attached to this Form 8-K as Exhibit 10.1.

The number of shares reserved for issuance under the 2015 Option Plan is 250,000 shares of the Corporation’s Common Stock, without par value. Subject to the terms of the 2015 Option Plan, the Compensation and Benefits Committee of the Corporation’s Board of Directors has sole authority to administer the 2015 Option Plan, including, without limitation: selecting participants, determining the terms of the awards to be granted, establishing rules and procedures to administer the 2015 Option Plan, and interpreting the 2015 Option Plan. Employees and directors of the Corporation and its subsidiaries are eligible to participate in the 2015 Option Plan.

The 2015 Option Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Awards may be granted singly or in combination as determined by the Compensation and Benefits Committee.

Stock Options. No incentive stock option granted under the 2015 Option Plan may be exercised more than ten years after the date of grant (or, in the case of a holder of 10% or more of the Corporation’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Compensation and Benefits Committee determines at the time of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of the Corporation’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. The Compensation and Benefits Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted that is no less than the fair market value of the stock at the time the options are granted. To exercise an option, the participant must provide written notice to the Corporation. The option price may, at the sole discretion of the Compensation and Benefits Committee, be paid by a participant in cash or shares of Common Stock owned by the participant for at least six months or any combination thereof.

Recipients of non-qualified stock option grants will enter into a Nonqualified Stock Option Agreement in the form attached hereto as Exhibit 10.2. Recipients of incentive stock option grants will enter into an Incentive Stock Option Agreement in the form attached hereto as Exhibit 10.3.

Stock Appreciation Rights (SARs). The 2015 Option Plan authorizes the Compensation and Benefits Committee to grant a Stock Appreciation Right (SAR) independently of, or in tandem with, a stock option. Proceeds from SAR exercises will be paid in shares of Common Stock or in cash or a combination thereof, all in the discretion of the Compensation and Benefits Committee.

Restricted Stock. While restricted stock awarded under the 2015 Option Plan would be subject to forfeiture provisions and transfer restrictions for a period of time, the 2015 Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted shares would be held by the Corporation, but the grantee generally would have all the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon. The Compensation and Benefits Committee may also condition the vesting of restricted stock on the attainment of specified performance goals. Recipients of restricted stock awards will enter into an Agreement for Restricted Stock Granted Under the NorthWest Indiana Bancorp 2015 Stock Option and Incentive Plan in the form attached hereto as Exhibit 10.4.

2

Unrestricted Stock. The Compensation and Benefits Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Corporation or other reasons as the Compensation and Benefits Committee determines appropriate.

Performance Shares or Performance Units. The Compensation and Benefits Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Compensation and Benefits Committee (including net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, and total return to shareholders) are achieved over a designated period of time. The Compensation and Benefits Committee shall have the discretion to satisfy a participant’s performance shares or performance units by delivery of cash or Common Stock or any combination thereof.

In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a “change in control” (as defined in the 2015 Option Plan) of the Corporation, the forfeiture provisions and transfer restrictions applicable to such stock lapse and the stock will become fully vested with the recipient. If the employment of a recipient of performance shares or performance units is involuntarily terminated within 18 months following a change in control, the recipient will be entitled to a pro rata payment with respect to such award to the same extent as if the recipient died or became disabled, subject to compliance with certain provisions of the Internal Revenue Code of 1986, as amended. For purposes of the foregoing, a change of control includes a person or persons acquiring 25% or more of the Corporation’s outstanding shares, a transaction resulting in the current directors of the Corporation ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which the Corporation ceases to be an independent publicly-owned entity or in which the Corporation sells all or substantially all of its assets.

In the event of a tender offer or exchange offer for Common Stock (other than by the Corporation) or upon the occurrence of certain other events constituting a change in control, all option awards granted under the 2015 Option Plan shall become exercisable in full, unless previously exercised or terminated.

No awards have been granted under the 2015 Option Plan. The awards to be granted under the 2015 Option Plan in the future are not determinable.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 24, 2015, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Four directors were elected to the following terms, by the following votes. Holders of a total of ____________ shares were present in person or by proxy at the meeting.

Director	Expiration of Term	Votes For	Votes Withheld	Broker Non- Votes

David A. Bochnowski	2018	1,682,172	7,850	326,877
Kenneth V. Krupinski	2018	1,683,032	6,990	326,877
Anthony M. Puntillo, D.D.S., M.S.D.	2018	1,683,482	6,540	326,877
James L. Weiser	2018	1,678,953	11,069	326,877

3

The proposition described below, having received a vote, in person or by proxy, of a majority of the votes cast and entitled to vote on such proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the NorthWest Indiana Bancorp 2015 Stock Option and Incentive Plan	1,567,073	108,459	14,490

The proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of Plante & Moran, PLLC as auditors for NorthWest Indiana Bancorp for the year ended December 31, 2015	2,012,068	3,000	1,831

The proposition described below, having received an advisory vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to have been adopted:

	For	Against	Abstain	Broker Non-Votes

Approval, on an advisory basis, of compensation paid to executive officers of the Corporation as disclosed in the proxy statement	1,572,996	97,085	19,941	326,877

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	NorthWest Indiana Bancorp 2015 Stock Option and Incentive Plan
10.2	Form of Nonqualified Stock Option Agreement - 2015 Stock Option and Incentive Plan
10.3	Form of Incentive Stock Option Agreement - 2015 Stock Option and Incentive Plan
10.4	Form of Agreement for Restricted Stock Granted under the NorthWest Indiana Bancorp 2015 Stock Option and Incentive Plan

4

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 24, 2015	NorthWest Indiana Bancorp

	By:	/s/ David A. Bochnowski
David A. Bochnowski
Chairman and Chief Executive Officer

5